                                                                    EXHIBIT 3.45




DFI/CORP/38
RECORD 2/00                 United States of America

                               State of Wisconsin                    [LOGO]

                      DEPARTMENT OF FINANCIAL INSTITUTIONS


To All to Whom These Presents Shall Come, Greeting:

        I, RAY ALLEN, Administrator, Division of Corporate & Consumer Services, Department of Financial Institutions, do hereby certify that the annexed copy has been compared by me with the record on file in the Corporation Section of the Division of Corporate & Consumer Services of this department and that the same is a true copy thereof and the whole of such record; and that I am the legal custodian of said record, and that this certification is in due form.








                                             IN TESTIMONY WHEREOF, I have
                                       hereunto set my hand and affixed the
                                       official seal of the Department.


[SEAL]

                                       /s/ RAY ALLEN

                                       RAY ALLEN, Administrator
                                       Division of Corporate & Consumer Services
                                       Department of Financial Institutions


DATE:   MAY -2 2000                    BY: /s/ ROBERT KASIS




================================================================================
Effective July 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State.

                       CERTIFICATE OF LIMITED PARTNERSHIP

        Executed by the undersigned for the purpose of forming a Wisconsin limited partnership under Ch. 179 of the Wisconsin Statutes.

I.  NAME

    The name of the limited partnership is Fenix Limited Partnership


II. STREET ADDRESS OF THE RECORD OFFICE IN WISCONSIN

    The address of the record office in Wisconsin is:

                                             ACCT 00011149 CLASS CODE 310
                                             TRX  0001201591 Amount    $70.00

          1256 Russet Court
          Green Bay, Wisconsin 54313

III. LATEST DATE UPON WHICH THE LIMITED PARTNERSHIP WILL DISSOLVE


        The latest date upon which the limited partnership will dissolve is December 31, 2050.

IV. REGISTERED AGENT

        The address of the registered office of the partnership and the name of the registered agent for service of process located at that office is as follows:

                                             ACCT 00011149 CLASS CODE 340
                                             TRX  0001201594 Amount    $25.00

          CT Corporation System
          Suite 1000
          44 East Mifflin Street
          Madison, Wisconsin 53703

V. GENERAL PARTNER

        The name and business address of the general partner of the partnership is as follows:

          LISN, Inc.
          an Ohio corporation
          1240 Park Avenue
          Amherst, Ohio 44001
          Att: Donald J. Vanke


[STAMP]

VI. PREPARED BY

       This document was drafted by:

       Donn Beloff, Esq.
       350 E. Las Olas Blvd., Suite 1600
       Ft. Lauderdale, Florida 33301
       (954) 463-2700

        WHEREFORE, the undersigned, the general partner of the partnership, has executed this Certificate of Limited Partnership on March 31, 2000.


                                            LISN, Inc.
                                            an Ohio corporation,
                                            as general partner




                                            By: /s/ JOSEPH P. POWERS
                                               --------------------------------
                                               Name: Joseph P. Powers
                                               Title: Vice President

CERTIFICATE OF LIMITED
PARTNERSHIP


                                                                      70.00
                                                                      25.00
                                                                      -----
                                                                      95.00


                                                                     [STAMP]

LATEST DATE TO DISSOLVE

          31 DEC 2050

By:  CT Corporation System
     44 E. Mifflen St.
     Madision WI 53703

Sec. 179.12
Wis. Stats.

                               State of Wisconsin
                      Department of Financial Institutions



             CERTIFICATE OF AMENDMENT (Domestic Limited Partnership)

A. The present limited partnership name (prior to any change effected by this amendment) is

Fenix Limited Partnership
--------------------------------------------------------------------------------

B. Date of filing of original certificate of limited partnership: April 4, 2000
                                                                  -------------

C. Text of the Amendment (Refer to the existing certificate of limited partnership and the instructions on the reverse of this form. Determine those items to be changed and set forth the amendment(s) to the certificate.)

   I. Name

   The name of the limited partnership is Fenix Telecom Services Limited Partnership.





                                                  ACCT 00011149 CLASS CODE 310

                                                  TRX 0001210690 AMOUNT  $40.00

[STAMP]


                                                  ACCT 00011149 CLASS CODE 310
                                                  TRX 0001210691 AMOUNT  $25.00

================================================================================
FILING FEE - $25.00 SEE instructions, suggestions, and procedures on following pages.

                                                                          1 of 3

DFI/CORP/304(Rl/99) Use of this form is voluntary.

D. Execution (NOTE: If the amendment admits one or more new General Partner(s), the certificate must be signed by at least ONE CONTINUING General Partner AND BY EACH NEW GENERAL PARTNER. Select and complete either item 1 OR 2, below, whichever is appropriate.

1. This certificate does not designate a new General Partner.


Name of CONTINUING General Partner:                            Signature:

     William J. Mercurio on behalf of:                         /s/ [ILLEGIBLE]                  4/18/00
     LISN, Inc.                                                ------------------------       -----------
                                                               Executive Vice President         (date)

2. This certificate designates a NEW General Partner.



Name of WITHDRAWING or CONTINUING General                     Signature:
Partner

                                                              ------------------------       -----------
                                                                                                (date)

Name and business address of each NEW General                 Signature:
Partner.

1)
                                                              1)

                                                              ------------------------       -----------
                                                                                                (date)
                                                              Signature:

2)                                                            2)


                                                              ------------------------       -----------
                                                                                                (date)







This document was drafted by Kathleen Brown, Esq.
                             ---------------------------------------------------
                              (Name of the individual who drafted the document)



DFI/CORP/304(R1/99)                                                       2 of 3

-NAME CHANGE-

CERTIFICATE OF AMENDMENT                                       $25.00 AP
(Limited Partnership, Domestic - Ch. 179)                      $25.00 Expedite




350 East Las Olas Blvd., Suite 1600
FORT LAUDERDALE, FL 33301                               Please indicate here
                                                        where you would like the
                                                        acknowledgment copy of
                                                        the filed document sent.
                                                        Please include complete
                                                        name and mailing
                                                        address.

                                    [STAMP]


YOUR PHONE NUMBER DURING THE DAY: (954) 463-2700
                                       ----------------------------------------


INSTRUCTIONS (Ref. sec. 179.12, Wis. Stats. for document content)


Submit two signed copies to Dept. of Financial Institutions, P.O. Box 7846, Madison WI, 53707-7846, together with a FILING FEE OF $25.00, payable to the department. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Av, 3rd Floor, Madison WI, 53703). Both copies must bear original manual signatures per sec. 179.16, Wis. Stats. This document can be made available in alternate formats upon request to qualifying individuals with disabilities. Upon filing, the information in this document becomes public and might be used for purposes other than that for which it was originally furnished. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577.

Item A. Set forth the name of the limited partnership prior to any change effected by this attachment.

Item B. Set forth the date of filing of the original Certificate of Limited Partnership.

Item C. Set forth the text of the amendment(s). If the amendment changes the name of the limited partnership, the new name must contain without abbreviation the words "limited partnership".

Item D. Two options are provided for executing the document.

        1. If the amendment DOES NOT ADMIT A NEW GENERAL PARTNER, complete section 1 by setting forth the name and signature of the continuing General Partner executing the amendment.

        2. If the amendment ADMITS ONE OR MORE NEW GENERAL PARTNER(S), complete section 2 by setting forth the name and signature of one continuing General Partner (or the withdrawing General Partner) and the name, business address and signature of each new General Partner.

        Any person may sign a certificate of amendment by an attorney-in-fact.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual who drafted it is printed, typewritten or stamped thereon in a legible manner.





DFI/CORP/304(R1/99)                                                       3 of 3